UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Stillwater Mining Company

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| PRESS RELEASE |

FOR IMMEDIATE RELEASE:                     April 9, 2013

STILLWATER CALLS ON CLINTON GROUP AND DR. CHARLES ENGLES TO PUBLICLY DISCLOSE

REASONS FOR DR. ENGLES’S ABRUPT RESIGNATION IN 1997

BILLINGS, MONTANA – Stillwater Mining Company (NYSE:SWC) (TSX:SWC.U) (“Stillwater” or the “Company”) today called on the Clinton Group, Inc. and Dr. Charles Engles, former Stillwater Chairman and Chief Executive Officer and a current director nominee of the Clinton Group, to publicly disclose the reasons surrounding his abrupt resignation from Stillwater in 1997 just two and half years after appointment to the position.

On February 21, 1997, Stillwater issued a press release announcing Dr. Engles’s resignation as Chairman and Chief Executive Officer of the Company without providing any context or explanation and at a time when the Company was struggling.

Stillwater shareholders deserve an immediate, transparent and forthright explanation by Dr. Engles and the Clinton Group regarding the abrupt resignation. The Clinton Group – which only recently acquired 1.3% of Stillwater’s outstanding shares and has no relevant experience investing in mining companies – is seeking control of Stillwater by nominating a slate of director nominees, including Dr. Engles, to the Stillwater Board.

It is critical that Stillwater shareholders are made aware of the details regarding Dr. Engles’s abrupt resignation given the Clinton Group’s representation disclosed today that Dr. Engles has been put forward as a CEO candidate in the event it is successful in its takeover of Stillwater.

“If necessary, former CEO and nominee, Charles Engles, can fulfill the role of

Interim CEO while a permanent CEO is found”

-     Clinton Presentation April 9, 2013

Stillwater today also noted that after it brought to light material inconsistencies in John DeMichiei’s academic record and highlighted the significant labor, safety and environmental issues at Signal Peak under his leadership, Mr. DeMichiei withdrew his name from the Clinton Group slate of nominees.

Stillwater’s Board of Directors has filed definitive proxy materials with the Securities and Exchange Commission (SEC) in connection with the Company’s 2013 Annual Shareholders Meeting, which will be held on May 2, 2013, and all shareholders of record as of March 6, 2013 are entitled to vote at the Annual Meeting. Stillwater encourages all shareholders to carefully review its definitive proxy filing, investor presentation and other materials and vote only their WHITE proxy in advance of the proxy voting deadline. For information about Stillwater’s 2013 Annual Shareholders Meeting, please visit www.supportstillwater.com.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company’s shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining Company can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “projects”, “estimates,” “forecast,” “guidance,” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management’s expectations, is found in the section entitled “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K and in subsequent filings with the United States Securities & Exchange Commission. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

For Stillwater Mining Company

Mike Beckstead, 406-373-8971

or

Innisfree M&A Incorporated

Arthur Crozier / Jennifer Shotwell / Scott Winter

212-750-5833

or

Media:

Sard Verbinnen & Co

Dan Gagnier / Michael Henson

212-687-8080

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